As filed with the Securities and Exchange Commission on August 6, 2015
Registration No. 333-149580

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

PAN AMERICAN SILVER CORP.
(Exact name of Registrant as specified in its charter)

British Columbia	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1500 – 625 Howe Street
Vancouver, British Columbia
V6C 2T6
(Address of Registrant’s principal executive offices)

PAN AMERICAN SILVER CORP. STOCK OPTION AND STOCK BONUS PLAN
(Full title of plan)

CT Corporation
111 Eighth Avenue, 13th Floor
New York, NY 10011
(Name, Address and Telephone Number of Agent for Service)

Copy to:
Riccardo Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Graeme Martindale, Esq. Borden Ladner Gervais LLP 1200 Waterfront Centre, 200 Burrard Street P.O. Box 48600 Vancouver, British Columbia, Canada V7X 1T2 (604) 687-5744

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of ”large accelerated filer, ““accelerated filer” and “smaller reporting company” in Rule 12b−2 of the Exchange Act (Check one):

Large Accelerated Filer [X]	Accelerated Filer [ ]

Non-Accelerated Filer [ ]	Smaller Reporting Company [ ]

EXPLANATORY NOTE

Pan American Silver Corp. (the "Registrant") is filing this Post-Effective Amendment No. 1 to remove from registration common shares (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"), which were registered under a Registration Statement on Form S-8, filed with the Securities Exchange Commission (the "Commission") on March 6, 2008 (File No. 333-149580), but were not issued or sold thereunder.  The Shares were issuable under the Registrant's Pan American Silver Corp. Stock Option and Stock Bonus Plan, as amended on May 10, 2010 and May 11, 2015, and currently referred to as the Registrant's Pan American Silver Corp. Stock Option and Compensation Share Plan (the "Plan").

 The Registrant has registered an updated number of Shares issuable to U.S. Plan participants under the 1933 Act under a Registration Statement on Form S-8, filed with the Commission on August 6, 2015 (File No. 333-206162).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Province of British Columbia, Canada, on August 6, 2015.

PAN AMERICAN SILVER CORP.

By:	/s/ Geoffrey A. Burns
	Name:	Geoffrey A. Burns
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933,  this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ Geoffrey A. Burns	Chief Executive Officer and Director
Geoffrey A. Burns

/s/ A. Robert Doyle	Chief Financial Officer
A. Robert Doyle

/s/ Ross J. Beaty	Chairman of the Board of Directors
Ross J. Beaty

/s/ Michael Carroll	Director
Michael Carroll

/s/ Neil de Gelder	Director
Neil de Gelder

/s/ David C. Press	Director
David C. Press

/s/ Walter T. Segsworth	Director
Walter T. Segsworth

/s/ Noel Dunn	Director
Noel Dunn

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of Pan American Silver Corp. and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on August 6, 2015.

PAN AMERICAN MINERALS INC. (Authorized U.S. Representative)

By:	/s/ Geoffrey A. Burns
	Name:	Geoffrey A. Burns
	Title:	Authorized Signatory